EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                  Please detach at perforation before mailing.

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                          GLOBAL BOND FUND, a series of
                                 CoreFunds, Inc.


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 18, 1998


         The undersigned, revoking all Proxies heretofore given, hereby appoints Mark Stalnecker, Kevin P. Robins, Gordon Forrester, Michael H. Koonce and Maureen E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Global Bond Fund, a series of CoreFunds, Inc. ("CoreFunds Global Bond") that the undersigned is entitled to vote at the special meeting of shareholders of CoreFunds Global Bond to be held at 2:00 p.m. on Tuesday, August 18, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S)
                     APPEAR ON THIS PROXY. If joint owners,
                   EITHER may sign this Proxy. When signing as
                   attorney, executor, administrator, trustee,
                   guardian, or custodian for a minor, please
                  give your full title. When signing on behalf
                     of a corporation or as a partner for a
                   partnership, please give the full corporate
                   or partnership name and your title, if any.

                           Date                 , 1998


                           ----------------------------------------

                           ----------------------------------------
                    Signature(s) and Title(s), if applicable



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     THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF DIRECTORS OF  COREFUNDS,
INC. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF DIRECTORS OF COREFUNDS, INC. RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X


         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Select International Bond Fund, a series of Evergreen Select Fixed Income Trust, will (i) acquire all of the assets of CoreFunds Global Bond in exchange for shares of Evergreen Select International Bond Fund; and (ii) assume the identified liabilities of CoreFunds Global Bond, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         2. To approve the proposed Interim Investment Advisory Agreement with CoreStates Investment Advisers, Inc.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

     3. To approve the proposed Interim Sub-Advisory Agreement with Analytic.TSA International, Inc.

---- FOR                      ---- AGAINST                          ---- ABSTAIN

         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.


---- FOR                      ---- AGAINST                          ---- ABSTAIN


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